                                                                      Exhibit 21
                              NEWPORT CORPORATION
                           Subsidiaries of Registrant

                                                             State or Country
Name of Subsidiary                                           of Incorporation
------------------                                           ----------------

Newport Domestic International Sales Corporation (Inactive)  California

Newport European Distribution Company                        California

Newport Government Systems, Inc. (Inactive)                  California

RAM Optical Instrumentation, Inc.                            California

MikroPrecision Instruments, Inc.                             Nevada

Klinger Scientific Corporation                               New York

Micro-Controle Benelux S.A. (Inactive)                       Belgium

Newport Instruments Canada Corporation                       Canada

MC Holding S.A.                                              France

Micro-Controle S.A.                                          France

Newport GmbH                                                 Germany

Micro-Controle Italia S.r.l.                                 Italy

Newport BV                                                   Netherlands

Newport Instruments AG                                       Switzerland

Newport Ltd.                                                 United Kingdom

Micro-Controle Holdings Ltd. (Inactive)                      United Kingdom

Micro-Controle Ltd. (Inactive)                               United Kingdom

Micro-Controle UK Ltd. (Inactive)                            United Kingdom

Newport Foreign Sales Corporation                            U.S. Virgin Islands

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